                                                                EXHIBIT 10(o)

2923F
                   AMENDED AND RESTATED TRUST AGREEMENT NO. 2

              This Amended and Restated Trust Agreement No. 2 ("Trust Agreement No. 2") is made on this 9th day of March, 1992, by and between Cleveland-Cliffs Inc, an Ohio corporation ("Cleveland-Cliffs"), and Ameritrust Company National Association, a national banking association, as trustee (the "Trustee").
                                  WITNESSETH:
              WHEREAS, under the provisions of certain agreements between each of the executives of Cleveland-Cliffs (the "Executives") listed (from time to time as provided in Section 9(c) hereof) on Exhibit A hereto and
Cleveland-Cliffs (the "Executive Agreements"), as each of the same may hereafter be amended or restated, or any successor thereto, the Executives may become entitled to certain compensation, pension and other benefits;
              WHEREAS, under the provisions of the Severance Pay Plan for Key Employees of Cleveland-Cliffs Inc (the "Severance Plan"), effective February 1, 1992, as the same may be supplemented, amended, or restated, or any successor thereto, certain key employees (the "Key Employees") also listed (from time to time provided in Section 9(c) hereof) on Exhibit A hereto, may become entitled to compensation, pension and other benefits;
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                                                                               2



              WHEREAS, under the provisions of the Cleveland-Cliffs Inc
Retention Plan for Salaried Employees (the "Retention Plan"), adopted January
14, 1992, as the same may be supplemented, amended, or restated, or any successor thereto, certain salaried employees identified therein (the "Covered Employees") may become entitled to compensation and other benefits;
              WHEREAS, in addition to the compensation, pension and other benefits provided by the Executive Agreements, the Severance Plan and the Retention Plan, in order to ensure that the obligations of Cleveland-Cliffs under the Executive Agreements, the Severance Plan and the Retention Plan can
be enforced by the Executives, the Key Employees, and the Covered Employees, respectively, (referred to herein singularly as an "Indemnitee" and collectively as the "Indemnitees") in the event of a "Change of Control" (as defined herein), the Executive Agreements, the Severance Plan and the Retention Plan all provide that Cleveland-Cliffs will establish a trust to fund reasonable attorneys' and related fees and expenses associated with a lawsuit, action or other proceeding brought by or on behalf of an Indemnitee to enforce provisions of an Executive Agreement (referred to collectively herein as "Expenses");
              WHEREAS, the Executive Agreements, the Severance Plan and the Retention Plan all provide that the foregoing trust arrangement will be considered a part of the Executive Agreements, the Severance Plan and the Retention Plan, and will set forth the terms and conditions relating to the payment of Expenses;
              WHEREAS, Cleveland-Cliffs and the Trustee entered into a trust agreement ("Trust Agreement No. 2"), dated October 28, 1987, to provide for the payment of reasonable attorneys' and related fees and expenses incurred by certain Executives in the enforcement of their rights under agreements between such executives and Cleveland-Cliffs in effect at that time;
              WHEREAS, Trust Agreement No. 2 was amended by a First Amendment to Trust Agreement No. 2, dated April 9, 1991; and
              WHEREAS, Cleveland-Cliffs desires to amend and restate this Trust Agreement No. 2 heretofore entered into and has transferred or will transfer to the trust (the "Trust") established by this Trust Agreement No. 2 assets which shall be held therein until paid to Indemnitees with respect to Expenses in such manner and at such times as specified herein.
              NOW, THEREFORE, the parties amend and restate the Trust Agreement No. 2 and agree that the Trust shall be comprised, held and disposed of as follows:
              1.     TRUST FUND.   (a)     Cleveland-Cliffs hereby deposits
with the Trustee in trust Ten Dollars ($10.00), which shall become the principal of this Trust, to be held, administered and disposed of by the
Trustee as herein provided.
              (b) The Trust hereby established shall be revocable by Cleveland-Cliffs at any time prior to the date on which occurs a "Change of Control," as that term is defined in this Section 1(b); on or after such date, this Trust shall be irrevocable Cleveland-Cliffs shall notify the Trustee promptly in the event that a Change of control has occurred. The term "Change of Control" shall mean the occurrence of any of the following events:
              (i) Cleveland-Cliffs shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such merger or consolidation;
              (ii) Cleveland-Cliffs shall sell or transfer to one or more persons, corporations or entities, in a single transaction or a series of related transactions, more than one-half of the assets accounted for on the Statement of Consolidated Financial Position of Cleveland-Cliffs
       as "properties" or "investments in associated companies" (or such replacements for these accounts as may be adopted from time to time) unless by an affirmative vote of two-thirds of the members of the Board of Directors, the transaction or transactions are exempted from the operation of this provision based on a good faith finding that the transaction or transactions are not within the intended scope of this definition for purposes of this instrument;
              (iii)  a person, within the meaning of Section 3(a)(9) or of
       Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the
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                                                                               5



       beneficial owner (as defined in Rule 13d-3 of the Securities and
       Exchange Commission pursuant to the Securities Exchange Act of 1934) of 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly or indirectly); or
              (iv) during any period of three consecutive years, including, without limitation, the year 1991, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of Cleveland-Cliffs who are Directors of Cleveland-Cliffs on the date of the beginning of any such period.
              (c)    The principal of the Trust and any earnings thereon shall
be held in trust separate and apart from other funds of Cleveland-Cliffs exclusively for the uses and purposes herein set forth. No Indemnitee shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to an
Indemnitee as Expenses as provided herein.
              (d) Any Company (as defined in paragraph (e) below) may at any time or from time to time make additional deposits of cash or other property in the Trust to augment the principal to be held, administered and disposed of by the Trustee as
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                                                                               6



herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity on behalf of Cleveland-Cliffs except as herein expressly provided.
              (e) The term "Company" as used herein shall mean Cleveland-Cliffs, any wholly owned subsidiary or any partnership or joint venture in which Cleveland-Cliffs and/or any wholly-owned subsidiary is a partner or venturer and Empire Iron Mining Partnership, or any entity that is a successor to Cleveland-Cliffs in ownership of substantially all of its assets.
              (f) This Trust Agreement No. 2 shall be construed as a part of the Executive Agreements, the Severance Plan and the Retention Plan.
              (g) This Trust is intended to be a grantor trust, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and shall be construed accordingly. The Trust is not designed to qualify under Section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
              2.     PAYMENTS TO INDEMNITEES.     (a)    The Trustee shall
promptly pay Expenses to the Indemnitees from the assets of the Trust in accordance with Section 13 of the Executive Agreements, Section 12 of the Severance Plan, Article IX of the Retention Plan and this Section 2, provided that (i) this Trust Agreement No. 2 has not been terminated pursuant to Section 12 hereof; (ii) the Trust has become irrevocable; (iii) with respect to the first demand for payment of Expenses hereunder received by the Trustee, the Trustee shall immediately give appropriate notice thereof to all Indemnitees, and shall make no payment of Expenses until the 21st day after such notice has been given; and (iv) the requirements of Section 2(c) and 2(d) hereof have been satisfied. The Trustee shall promptly inform the Company as to amounts paid to any Indemnitee pursuant to this Section.
              (b) It is the intention of Cleveland-Cliffs that during the 21-day period prescribed by Section 2(a)(iii) hereof, the Indemnitees will make reasonable efforts to consult with each other and to take into account the interests of all Indemnitees in deciding on how best to proceed to enforce the provisions of the Executive Agreements, the Severance Plan, and/or the
Retention Plan such that the assets of the Trust are utilized most effectively; provided, however, that this Section 2(b) is to be construed as precatory in nature, and in the absence of any other agreement or arrangement, this Trust Agreement No. 2 (without regard to this Section 2(b)) shall apply to the payment of Expenses.
              (c)    A demand for payment by an Indemnitee hereunder must be
made within two months of the date on which the Indemnitee receives a bill, invoice or other statement setting forth the Expenses that have been incurred.
In order to demand payment hereunder, the Indemnitee must deliver to the
Trustee (i) a certificate signed by or on behalf of such Indemnitee,
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                                                                               8



certifying to the Trustee that the Company is in default in paying the
Indemnitee a specified amount which the Indemnitee states to be owed under an Executive Agreement, the Severance Plan or the Retention Plan, and (ii) a
notice in writing and in reasonable detail of the Expenses that are to be paid hereunder.
              (d)    To the extent payments hereunder may be made only from
funds held in the form of a deposit or obligation, such payments may be postponed until such deposit or obligation shall have matured.  Payments shall be made to the Indemnitee in the full amount noticed until the Trust is depleted; provided that if on the date such amount is to be paid from the Trust other amounts have been claimed but not yet paid to the same or other
Indemnitees and the aggregate amount so claimed exceeds the amount available in the Trust, the Trustee shall only pay that portion of the amount then payable to each such Indemnitee determined by multiplying such amount by a fraction, the numerator of which is the amount then in the Trust and the denominator of which is the aggregate amount noticed by the Indemnitees to be owed but not yet paid to that date.
              3.     RIGHTS OF INDEMNITEES.       (a)    Nothing in this Trust
Agreement No. 2 shall in any way diminish any rights of any Indemnitee to pursue his rights as a general creditor of the Company with respect to Expenses or otherwise, and (b) the rights of the Indemnitees under the Executive Agreements, Severance Plan or Retention Plan shall in no way be affected or diminished by any provision of this Trust Agreement No. 2 or action taken pursuant to this Trust Agreement No. 2, it being the intent of Cleveland-Cliffs that rights of the Indemnitees be security for obligations of the Company under the Executive Agreements, Severance Plan or Retention Plan, except that any payment actually received by any Indemnitee hereunder shall reduce dollar-per-dollar amounts otherwise due to such
Indemnitee pursuant to Section 13 of the Executive Agreements, Section 12 of
the Severance Plan, or Article IX of the Retention Plan, as applicable.
              4.     PAYMENTS TO CLEVELAND-CLIFFS.       Except to the extent
expressly contemplated by Section 1(b), Cleveland-Cliffs shall have no right or power to direct the Trustee to return any of the Trust assets to
Cleveland-Cliffs before all payments of Expenses have been made to all Indemnitees as herein provided.
              5.     INVESTMENT OF TRUST FUND.    The Trustee shall invest the
principal of the Trust including any income accumulated and added to principal in (a) interest-bearing deposit accounts or certificates of deposit (including any such accounts or certificates issued or offered by the Trustee or any successor or affiliated corporation but excluding obligations of the Company),
(b) direct obligations of the United States of America, or obligations the payment of which is guaranteed, as to both principal and interest, by the government or an agency of the government of the United States of America, or
(c) one or more mutual funds or comingled funds, whether or not maintained by the Trustee, substantially all of the assets of which is invested in obligations the income from
which is not subject to taxation; provided, however, that no such investment may mature more than 90 days after the date of purchase. Nothing in this Trust Agreement No. 2 shall preclude the comingling of Trust assets for investment.
The Trustee shall not be required to invest nominal amounts.
              6. INCOME OF THE TRUST. During the continuance of this Trust all net income of the Trust shall be retained in the Trust.
              7.     ACCOUNTING BY TRUSTEE.       The Trustee shall keep
records in reasonable detail of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing by Cleveland-Cliffs and the Trustee All such accounts, books and records shall be open to inspection and audit at all reasonable times by Cleveland-Cliffs, by any Indemnitee or by any agent or representative of any of the foregoing. Within 60 calendar days following the end of each calendar year and within 60 calendar days after the removal or resignation of the Trustee, the Trustee shall deliver to Cleveland-Cliffs and, if such year end, removal or resignation occurs on or after the date on which a Change of Control has occurred, to each Indemnitee a written account of its administration of the Trust during such year or during the period from the end of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all securities and investments
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purchased and sold with the cost or net proceeds of such purchases or sales
(accrued interest paid or receivable being shown separately), and showing all cash, securities, rights and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee shall furnish to Cleveland-Cliffs on a quarterly basis (or as Cleveland-Cliffs shall direct from time to time) and in a timely manner such information regarding the Trust as Cleveland-Cliffs shall require for purposes of preparing its statements of financial condition. Unless Cleveland-Cliffs or any Indemnitee shall have filed with the Trustee written exception or objection to any such statement and account within 90 days after receipt thereof, Cleveland-Cliffs or the Indemnitee shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which Cleveland-Cliffs and the Indemnitees were parties.
              8.     RESPONSIBILITY OF TRUSTEE.   (a)    The Trustee shall act
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a
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                                                                              12



direction, request or approval which is contemplated by and in conformity and compliance with the terms of this Trust Agreement No. 2, the Executive Agreements, the Severance Plan and the Retention Plan, and is given in writing by Cleveland-Cliffs or by an Indemnitee with respect to his beneficial interest herein; and provided, further, that the Trustee shall have no duty to seek additional deposits of principal from Cleveland-Cliffs, and the Trustee shall not be responsible for the adequacy of this Trust.
              (b) The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement No. 2 unless it be first indemnified by Cleveland-Cliffs against its prospective costs, expenses, and liabilities (including without limitation attorneys' fees and expenses) relating thereto, and Cleveland-Cliffs hereby agrees to indemnify the Trustee and to be primarily liable for such costs, expenses and liabilities.
              (c) The Trustee may consult with legal counsel (which, after a Change of Control, shall be independent with respect to the Company) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.
              (d) The Trustee may rely and shall be protected in acting or refraining from acting within the authority granted by the terms of this Trust Agreement No. 2 upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, including, without limiting the scope of this Section 8(d),
(i) the notice of a Change of Control required by Section 1(b) hereof, and (ii) the certification and notice required by Section 2(c) hereof.
              (e) The Trustee may hire agents, accountants and financial consultants, who may be agent, accountant, or financial consultant, as the case may be, for the Company, and shall not be answerable for the conduct of same if appointed with due care.
              (f) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.
              (g) The Trustee is empowered to take all actions necessary or advisable in order to collect any benefits or payment of which the Trustee is the designated beneficiary.
              9. AMENDMENTS, ETC. TO EXECUTIVE AGREEMENTS, THE SEVERANCE PLAN AND THE RETENTION PLAN; COOPERATION OF CLEVELAND-CLIFFS. (a) Cleveland-Cliffs has previously furnished the Trustee a complete and correct copy of each Executive Agreement, the Severance Plan and the Retention Plan. Any Indemnitee may, and Cleveland-Cliffs shall, provide the Trustee with true and correct copies of any amendment, restatement or successor to any Executive Agreement, the Severance Plan and the Retention Plan, whereupon such amendment, restatement or successor shall be incorporated herein by reference, provided that such amendment, restatement or successor shall not affect the Trustee's duties and responsibilities hereunder without the consent of the Trustee.
        (b) Cleveland-Cliffs shall provide the Trustee with all information requested by the Trustee for purposes of determining payments to the Indemnitees as provided in Section 2. Upon the failure of Cleveland-Cliffs or any Indemnitee to provide any such information requested by the Trustee for purposes of determining payments to the Indemnitees as provided in Section 2, the Trustee shall, to the extent necessary in the sole judgment of the Trustee,
(i) compute the amount payable hereunder to any Indemnitee; and (ii) notify Cleveland-Cliffs and the Indemnitee in writing of its computations. Thereafter this Trust Agreement No. 2 shall be construed as to the Trustee's duties and obligation hereunder in accordance with such Trustee determinations without further action; provided, however, that no such determinations shall in any way diminish the rights of the Indemnitees hereunder or under the Executive Agreements, Severance Plan or Retention Plan, and provided, further, that no such determination shall be deemed to modify this Trust Agreement No. 2 or any Executive Agreement, the Severance Plan, or the Retention Plan.
        (c)    At such times as may in the judgment of Cleveland-Cliffs
be appropriate, Cleveland-Cliffs shall furnish to the Trustee any amendment to Exhibit A for the purpose of the addition of Indemnitees to Exhibit A (or the deletion of Indemnitees from Exhibit A who are not currently and shall not in the future be entitled to Expenses); provided, however, that no such amendment shall be made after the date of a Change of Control, other than to designate a different address pursuant to Section 14 hereof.
              10.    COMPENSATION AND EXPENSES OF TRUSTEE.      The Trustee
shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by Cleveland-Cliffs and the Trustee. The Trustee shall also be entitled to reimbursement of its reasonable expenses incurred with respect to the administration of the Trust including fees and expenses incurred pursuant to Sections 8(c) and 8(e) hereof. Such compensation and expenses shall in all events be payable either directly by Cleveland-Cliffs or, in the event that Cleveland-Cliffs shall refuse, from the assets of the Trust. The Trust shall have a claim against Cleveland-Cliffs for any such compensation or expenses so paid.
              11.     REPLACEMENT OF THE TRUSTEE.        (a)    The Trustee may
resign after providing not less than 90 days' notice to Cleveland-Cliffs and, on or after the date on which a Change of Control has occurred, to the Indemnitees. Prior to the date on which a Change of Control has occurred, the Trustee may be removed at any time by Cleveland-Cliffs. On or after such date, such removal shall also require the agreement of a majority of the Indemnitees Prior to the date on which a Change of Control has occurred, a replacement or successor trustee shall be appointed by Cleveland-Cliffs. On or after such date, such appointment shall also require the agreement of a majority of the Indemnitees. No such removal or resignation shall become effective until the acceptance of the trust by a successor trustee designated in accordance with this Section 11. If the Trustee should resign, and within 45 days of the notice of such resignation Cleveland-Cliffs and a majority of the Indemnitees (if required) shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall appoint a successor trustee, which shall be a bank or trust company, wherever located, having a capital and surplus of at least $500,000,000 in the aggregate. Notwithstanding the foregoing, a new trustee shall be independent and not subject to control of either Cleveland-Cliffs or the Indemnitees. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the monies and other property in the Trust to its successor, who shall thereafter for all purposes of this Trust Agreement No. 2 be considered to be the "Trustee."
              (b) For purposes of the removal or appointment of a trustee under this Section 11, if any Indemnitee shall be deceased or adjudged incompetent, such Indemnitee's personal representative (including his or her guardian, executor or administrator) shall participate in such Indemnitee's stead.
              12.    AMENDMENT OR TERMINATION.    (a)    This Trust Agreement
No. 2 may be amended at any time and to any extent by a written instrument executed by the Trustee, Cleveland-Cliffs and, on or after the date on which a Change of Control has occurred, a majority of the Indemnitees, except to make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof, or to alter Section 12(b) hereof, except that amendments contemplated by Section 9 hereof shall be made as therein provided.
              (b) The Trust shall terminate upon the earliest of (i) the tenth anniversary of the date on which a Change of Control has occurred; (ii) the third anniversary of the date on which a Change of Control has occurred, provided that the Trustee has received no demand for payment of Expenses prior to such anniversary; (iii) such time as the Trust no longer contains any assets; (iv) such time as the Trustee shall have received consents from all Indemnitees to the termination of this Trust Agreement No. 2; or (v) there is no longer any living Indemnitee under this Trust Agreement No. 2 and there is no pending demand by the estate of any Indemnitee against the Trust.
              (c) Upon termination of the Trust as provided in Section 12(b) hereof, any assets remaining in the Trust shall be returned to Cleveland-Cliffs unless a determination is made by legal counsel experienced in such matters that the assets of the Trust may not be returned to Cleveland-Cliffs without violating Section 403(d)(2) of ERISA, or any successor provision thereto. If such a determination is made, any assets remaining in the Trust, after satisfaction of liabilities hereunder, pursuant to the written direction of Cleveland-Cliffs, shall be (i) distributed to any welfare benefit plan (within the meaning of ERISA) maintained by Cleveland-Cliffs at the time of distribution so established at

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such time in order to receive such assets from this Trust, or (ii) otherwise applied to provide benefits which may be provided by a welfare benefit plan (within the meaning of ERISA), directly or through the purchase of insurance.
              13.    SEVERABILITY, ALIENATION, ETC.      (a)    Any provision
of this Trust Agreement No. 2 prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.
              (b) To the extent permitted by law, benefits to Indemnitees under this Trust Agreement No. 2 may not be anticipated (except as herein expressly provided), assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process. No benefit actually paid to any Indemnitee by the Trustee shall be subject to any claim for repayment by the Company or Trustee, except in the event of (i) a false claim, or (ii) a payment is made to an incorrect Indemnitee.
              (c) This Trust Agreement No. 2 shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
              (d) This Trust Agreement No. 2 may be executed in two or more counterparts, each of which shall be considered an original agreement. This Trust Agreement No. 2 shall become effective immediately upon the execution by Cleveland-Cliffs of at least one counterpart, it being understood that all parties need not sign the same counterpart, but shall not bind any

Trustee until such Trustee has executed at least one counterpart.
              14.    NOTICES.      All notices, requests, consents and other
communications hereunder shall be in writing and shall be deemed to have been duly given when received:
              IF TO THE TRUSTEE, TO:

              Ameritrust Company National Association
              900 Euclid Avenue
              Cleveland, Ohio 44115

              Attention:    Trust Department
                            Employee Benefit Administration

              IF TO CLEVELAND-CLIFFS, TO:

              Cleveland-Cliffs Inc
              1100 Superior Avenue
              Cleveland, Ohio 44114

              Attention:    Secretary

              IF TO AN INDEMNITEE, TO:

              His or her last address shown on the records of the Company provided, however, that if any party or his or its successor shall have designated a different address by notice to the other parties, then to the last address so designated.

              IN WITNESS WHEREOF, each of Cleveland-Cliffs and the Trustee have caused counterparts of this Amended and Restated Trust Agreement No. 2 to be executed on their behalf on March 9, 1992, each of which shall be an original agreement.

                                               CLEVELAND-CLIFFS INC



                                               By: R. F. Novak
                                                   -----------
                                                Its: Vice President
                                                     --------------

                                               AMERITRUST COMPANY NATIONAL
                                                  ASSOCIATION, as Trustee



                                               By: J. R. Russell
                                                   -------------
                                                  Its: Vice President
                                                      ---------------

                                                                  Exhibit A
                                                                  ---------


Executives
----------

   Name                                 Title
   ----                                 -----


M. T. Moore                  Chairman and Chief Executive
                               Officer
W. R. Calfee                 Senior Executive Vice
                               President
F. S. Forsythe               Executive Vice President-
                               Operations
J. S. Brinzo                 Executive Vice President-
                               Finance

Key Employees
-------------

   Name                                 Title
   ----                                 -----

G. N. Carlson                Senior Vice President-
                               Operations
T. J. O'Neil                 Senior Vice President-
                               Technical
A. S. West                   Senior Vice President-Sales
G. N. Chandler II            Vice President
R. Emmet                     Vice President and Treasurer
F. L. Hartman                Vice President and Corporate
                               Counsel
J. L. Kelley                 Vice President-Public Affairs
T. C. Levan                  Vice President-Corporate
                               Development
R. F. Novak                  Vice President-Human Resources
J. A. Trethewey              Vice President and Controller
M. E. Jackson                Secretary
R. C. Berglund               General Manager-Tilden
                               Magnetite Partnership
J. A. Fegan                  General Manager-Empire Iron
                               Mining Partnership
D. K. Honsberger             General Manager-Wabush Mine
J. D. Jeffries               General Manager-Hibbing
                               Taconite Company
R. W. von Bitter             General Manager-LTV Steel
                               Mining Company





3448F